UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 15, 2002

WILSHIRE FINANCIAL SERVICES GROUP INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-21845	93-1223879
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1776 SW Madison, Portland, OR	97205
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (503) 223-5600

Item 5.	Other Events

        On July 15, 2002, Wilshire Financial Services Group Inc. (“WFSG” or the “Company”) converted its $7.69 million in 8% convertible subordinated debentures due December 15, 2005 into common stock. Pursuant to this conversion, a total of 3,396,416 shares of WFSG common stock were issued to the holders of the debentures, and the debentures were canceled. The debentures were issued in January and February 2002 to provide the majority of the financing for the Company’s December 2001 repurchase of approximately 4.2 million shares of its common stock. As a result, the Company currently has a total of 19,610,353 shares of common stock outstanding.

Item 7.	Financial Statements and Exhibits

None.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 22, 2002	WILSHIRE FINANCIAL SERVICES GROUP INC.
Registrant

/s/ Stephen P. Glennon
Stephen P. Glennon
CHIEF EXECUTIVE OFFICER